Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Predictive Oncology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o)	-	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share	457(o)	-	-	-	-	-
Fees to Be Paid	Debt	Debt securities	457(o)	-	-	-	-	-
Fees to Be Paid	Equity	Warrants	457(o)	-	-	-	-	-
Fees to Be Paid	Other	Units	457(o)	-	-	-	-	-
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf (1)	457(o)	-	-	$200,000,000	0.00014760	$29,520
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$200,000,000		$29,520
	Total Fees Previously Paid							-
	Total Fee Offsets							$23,943(3)
	Net Fee Due							$5,577

(1)	Predictive Oncology Inc. (the “Registrant”), is registering under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock and/or preferred stock, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $200,000,000. The Registrant may sell any securities the Registrant is registering under this registration statement separately or as units with one or more of the other securities being registered under this registration statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities the Registrant is registering under this registration statement. The securities the Registrant is registering under this registration statement also include such indeterminate number of shares of common stock and preferred stock as the registrant may issue upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the shares the Registrant is registering under this registration statement include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.
(3)	On April 28, 2021, the Registrant filed a registration statement on Form S-3 (File No. 333-255582), which was declared effective on May 5, 2021 (the “Prior Registration Statement”), registering the issuance of up to $250,000,000 of common stock, preferred stock, warrants, debt securities and units, for which a filing fee of $27,275 was paid. The Registrant offered and sold an aggregate of $30,541,995 of securities under the Prior Registration Statement, which equated to an associated registration fee of $3,332. Accordingly, the unused registration fee paid in connection with the Prior Registration Statement was $23,943. In accordance with Rule 457(p) under the Securities Act, the registration fee applicable to the $200,000,000 being registered hereunder is being offset by the unused registration fee paid in connection with the Prior Registration Statement for the $219,458,005 of unsold securities. The Prior Registration Statement expired on May 5, 2024 and therefore all offerings that may have included unsold securities under the Prior Registration Statement have terminate

TABLE 2: FEE OFFSET CLAIMS AND SOURCES

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Predictive Oncology Inc.	S-3	333-255582	April 28, 2021	$23,943	Unallocated (Universal) Shelf	-	-	$219,458,005 (1)	-
Fee Offset Sources	Predictive Oncology Inc.	S-3	333-255582	-	June 16, 2021	-	-	-	-	$2,547(1)
Fee Offset Sources	Predictive Oncology Inc.	S-3	333-255582	-	May 18, 2022	-	-	-	-	$251(1)
Fee Offset Sources	Predictive Oncology Inc.	S-3	333-255582	-	May 18, 2022	-	-	-	-	$534(1)

(1)	See footnote (3) under Table 1 above.